EXHIBIT 99.1                    PRESS RELEASE

                                                         FOR IMMEDIATE RELEASE


BERKSHIRE HILLS BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS, UP 17.3% COMPARED TO FIRST QUARTER '03; CHAIRMAN WELLS TO RETIRE


PITTSFIELD, MA - July 22, 2003 - Berkshire Hills Bancorp, Inc. (the "Company"), (AMEX: BHL), the holding company for Berkshire Bank (the "Bank"), today reported net income of $2.1 million, or $0.38 diluted earnings per share for the quarter ended June 30, 2003 as compared to $1.8 million, or $0.32, for the quarter ended March 31, 2003 and $2.2 million, or $0.38 for the quarter ended June 30, 2002. Net income totaled $3.9 million for the first six months of 2003, essentially even with the first six months of 2002. Earnings per diluted share for the first six months of 2003 were $0.69 compared to $0.67 for the first six months of 2002.

"I am very pleased with the Company's second quarter performance and encouraged that the plan we articulated earlier this year appears to be gaining momentum. I am particularly encouraged that in a low interest rate environment, we were able to absorb a reduction in net interest income of over $2.5 million through six months and out perform comparable numbers by two cents. This resulted from senior management's commitment to increasing earning assets, effectively controlling expenses and improving credit quality. While we are running ahead of earlier guidance and have confidence that our momentum will continue, it would be imprudent for us to adjust our earnings guidance for 2003 in view of today's uncertain economic environment," stated Michael P. Daly, President and Chief Executive Officer.

Higher net interest income and increases in fee based income were largely responsible for a $316,000, or 17.3%, increase in net income compared to the first quarter of 2003.

As compared to the second quarter of 2002, an improved credit risk profile, an increase in earning assets and diligent expense control nearly offset a decline of $1.2 million in net interest income. A lower loan loss provision and lower operating expenses, exclusive of a non-recurring retirement benefit charge and expenses of EastPoint Technologies, LLC ("EastPoint") offset, in part, the decline in net interest income.

The Company recorded a non-recurring retirement benefit charge of $512,000 after taxes in the current quarter, which was largely offset by net security gains of $203,000 after taxes and $259,000 representing a partial reversal of the charge in the first quarter of 2003 associated with the State's disallowance of the REIT dividend received deduction.

Dividend Declared

The Company reported that the Board of Directors declared a quarterly cash dividend of $0.12 per common share. The dividend is payable on August 22, 2003 to shareholders of record at the close of business on August 7, 2003.

Second Quarter Highlights

o  Loans increased $33.0 million, or 4.2%, from March 31, 2003.

o  Core deposits increased $28.4 million, or 6.2%, from March 31, 2003.

o  Net interest margin increased six basis points to 3.73%, from March 31, 2003.

o The Company completed its fifth stock repurchase program, and commenced a sixth 5% stock repurchase program, purchasing a total of 132,616 shares at an average price of $26.67.

Financial Condition

Assets totaled $1.1 billion at June 30, 2003 compared to $1.0 billion at December 31, 2002, an increase of $72.3 million. This growth was primarily attributable to an increase of $99.9 million in loans which totaled $822.9 million at June 30, 2003. The majority of this increase was in one- to four-family residential mortgage loans. Additionally, the Bank executed a single premium bank-owned life insurance contract for $7.5 million in June 2003. This transaction is expected to earn a tax-equivalent return in excess of other earning assets with similar risk characteristics.

Non-performing assets were $3.6 million at June 30, 2003, a decline of $1.6 million from December 31, 2002. The Bank held no foreclosed real estate at June 30, 2003 compared to $1.5 million at December 31, 2002.

The ratio of loans delinquent 30 days or more to total loans was 1.06%, 1.40% and 1.49% at June 30, 2003, December 31, 2002, and June 30, 2002, respectively.

The allowance for loan losses totaled $10.3 million, representing 1.25% of total loans at June 30, 2003 compared to $10.3 million, or 1.43% of total loans at December 31, 2002.

The Company's tangible book value per share at June 30, 2003 and December 31, 2002 was $18.38 and $18.00, respectively.

Results of Operations

Net interest income was $9.4 million for the second quarter of 2003, increasing $353,000 compared to the first quarter of 2003, while decreasing $1.2 million compared to the same period last year. The Company's net interest margin increased to 3.73% for the second quarter of 2003 compared to 3.67% from the first quarter of 2003, but was down from 4.36% for the same quarter last year, largely due to the sale of high yielding sub-prime loans in December of 2002.

The provision for loan losses totaled $785,000 for the quarter ended June 30, 2003, a reduction of $530,000 from $1.3 million for the same period in 2002. Although up from the first quarter of 2003, the provision for the current quarter is consistent with the growth in the loan portfolio and net charge-offs associated with the remaining level of sub-prime automobile loans. Net loan charge-offs totaled $852,000 for the quarter ended June 30, 2003, a decrease of $260,000, or 23.4%, from $1.1 million at June 30, 2002.

As compared to the first quarter of 2003, increases in customer service, trust department and loan fees contributed to an increase of $461,000, or a 12.9% increase in non-interest income.

Excluding license maintenance and sales fees from EastPoint, noninterest income increased $448,000 to $1.9 million for the three months ended June 30, 2003 compared to the same period last year. This increase was the result of an increase in net gains on the sale of securities and loans, and increased Trust Department fees.

Exclusive of EastPoint expenses and a pre-tax $800,000 non-recurring retirement benefit charge recorded in the current quarter, operating expenses totaled $6.8 million for the second quarter of 2003, a decrease of $577,000, or 7.9% from $7.3 million for the same period last year. This decline was primarily due to decreases in foreclosed real estate and other loan expenses, $405,000 of which is associated with the Bank's automobile repossession and sales activities, and a reduction in salaries and benefits exclusive of the aforementioned retirement charge. This non-recurring retirement benefit charge is attributed to obligations owed the Company's and the Bank's Chairman upon his retirement as further discussed below.

License maintenance and processing fees and license sales and other fees, which represent revenue from EastPoint totaled $2.1 million in the current quarter, increasing $488,000 as compared to the same quarter last year. Associated expenses, which are recorded in various expense categories, totaled $2.2 million net of minority interests, increasing $400,000 as compared to the same quarter last year.

Other Events

Robert A. Wells will retire as Chairman of the Boards of the Company, and the Bank as of December 31, 2003. He will continue to serve as a director on these boards. "Bob has been a great leader of this organization for many years. His leadership paved the way for Berkshire Bank to become the largest community bank in western Massachusetts and the leading bank in the Berkshires", said Mr. Daly.

"I am pleased with what I have been able to contribute to the organization, but after over 40 years in banking, it's time for me to retire from active management. I'm looking forward to continuing to contribute as a director, as well as my on-going community involvement," stated Mr. Wells.

Mr. Wells began his banking career in 1959 working for banks in Massachusetts and New York before joining Berkshire County Savings Bank in 1965. He was elected President in 1977, CEO in 1981 and Chairman in 1997 prior to its merger with Great Barrington Savings Bank to form Berkshire Bank. Lawrence A. Bossidy will remain the non-Executive Chairman of the Board of Directors of each of the Company and the Bank. There are no immediate plans to fill Mr. Wells's position as Executive Chairman of the Board of the Company and the Bank.

Mr. Wells will also retire as Chairman of Berkshire Hills Foundation and the Greater Berkshire Foundation, Inc., on December 31, 2003, and Mr. Daly will succeed him as Chairman of each foundation. Mr. Wells will remain a director of those organizations.

Michael P. Daly, President and Chief Executive Officer and Wayne F. Patenaude, Senior Vice President, Treasurer and Chief Financial Officer, will host a conference call at 2:00 P.M. (ET) on Wednesday, July 23, 2003. This conference call will include forward-looking information and may include other material information. Persons wishing to access the conference call may do so by dialing 1-888-855-5428, and use access code 647567. A series of tables and graphs related to the topics to be discussed in the conference call will be available on the Bank's website, www.berkshirebank.com beginning at approximately 12:30 P.M. (ET) on July 23, 2003. Replays of the conference call will be available beginning July 23, 2003 at 5:00 P.M. (ET) through July 30, 2003 at 11:00 P.M.
(ET) by dialing 1-888-203-1112, using access code 647567. If you have difficulty accessing the material, please contact Rose Borotto at 413-236-3144.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and is the largest banking institution based in western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with 11 branch offices serving communities throughout Berkshire County. The Bank is committed to continuing to operate as an independent bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers.

This press release may contain certain forward-looking statements with regard to the Company's prospective performance and strategies within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions, and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or other similar expressions. The Company's ability to predict results, or the actual effects of its plans and strategies, are inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: the price of loans or other assets sold by the Bank in the future; changes in market interest rates, general economic conditions, legislation, and regulation; changes in the monetary and fiscal policies of the U.S. Government; changes in the quality or composition of the loan and investment portfolios; changes in deposit flows, competition, and demand for financial services and loan, deposit, and investment products in the Company's local markets; changes in local real estate values; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting the Company's operations, pricing, and services.

Specific factors that could cause future results to vary from current management expectations are detailed from time to time in the Company's SEC filings.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

News contact:  Wayne F. Patenaude 413-236-3195



                      BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                               CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------------------------
                                                                          Unaudited
                                                                              At
                                                                  --------------------------------
                                                                  June 30,              Dec. 31,
                                                                    2003                  2002
-------------------------------------------------------------------------------       ------------
                                                                        (In thousands)
ASSETS:
   Cash and due from banks                                      $    11,303            $    17,258
   Short term investments                                             8,024                 43,397
                                                                   --------               --------
        Total cash and cash equivalents                              19,327                 60,655
    Securities available for sale, at fair value                    179,011                173,169
    Securities held to maturity, at amortized cost                   46,476                 44,267
    Federal Home Loan Bank stock, at cost                             7,858                  7,440
    Savings Bank Life Insurance stock, at cost                        2,043                  2,043
    Loans                                                           822,873                723,022
    Allowance for loan losses                                       (10,282)               (10,308)
                                                                   --------              ---------
             Net loans                                              812,591                712,714
    Premises and equipment, net                                      13,132                 13,267
    Foreclosed real estate                                              -                    1,500
    Accrued interest receivable                                       5,256                  5,125
    Goodwill and other intangibles (1)                               10,334                 10,435
    Net deferred tax assets                                           2,601                  2,185
    Bank owned life insurance                                         7,529                    -
    Other assets                                                     12,211                 13,315
                                                                  ---------              ---------
             TOTAL ASSETS                                       $ 1,118,369            $ 1,046,115
                                                                  =========              =========

LIABILITIES AND STOCKHOLDERS' EQUITY:
    Deposits                                                    $   816,772            $   782,360
    Federal Home Loan Bank advances                                 157,156                133,002
    Securities sold under agreements to repurchase                      -                      700
    Loans sold with recourse                                            765                  1,201
    Due to broker                                                    16,411                    -
    Accrued expenses and other liabilities (1)                        6,714                  5,846
                                                                  ---------              ---------
             Total liabilities                                      997,818                923,109
                                                                  ---------              ---------
    Minority interests                                                2,301                  2,438
    Stockholders' Equity:
         Preferred stock ($.01 par value; 1,000,000 shares              -                      -
          authorized; none issued or outstanding)
         Common stock ($.01 par value; 26,000,000 shares
          authorized; shares issued: 7,673,761 at June 30, 2003
          and December 31, 2002; shares outstanding: 5,871,316
          at June 30, 2003 and 6,117,134 at December 31, 2002)           77                      77
    Additional paid-in capital                                       75,430                  74,632
    Unearned compensation                                            (9,273)                 (9,535)
    Retained earnings (1)                                            82,603                  80,010
    Accumulated other comprehensive income                            5,870                   5,542
    Treasury stock at cost (1,802,445 shares at June 30, 2003
         and 1,556,627 shares at December 31, 2002)                 (36,457)                (30,158)
                                                                  ----------             ----------
        Total stockholders' equity                                  118,250                 120,568
                                                                  ----------             ----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                        $ 1,118,369            $  1,046,115
                                                                  ==========             ==========

(1) For the period ended December 2002, the information reflects the adoption of SFAS 147.
    The impact resulted in increases to goodwill of $497,000, deferred taxes of $169,000, and $328,000 to retained earnings.





                                BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF INCOME
                                                                                 Unaudited

                                                           Three  Months Ended              Six Months Ended
                                                 ----------------------------------   ----------------------------
                                                         June 30,         June 30,       June 30,        June 30,
                                                           2003             2002           2003            2002
-------------------------------------------------------------------   -------------   -----------     ------------
                                                         (In thousands, except per share data)

INTEREST AND DIVIDEND INCOME:
    Bond interest                                       $  1,551        $    1,316      $   3,123      $    2,572
    Stock dividends                                          214               330            478             620
    Short-term investment interest                            14               148             98             205
    Loan interest                                         12,360            14,774         24,341          29,731
                                                         -------        ----------      ---------      ----------
        TOTAL INTEREST AND DIVIDEND INCOME                14,139            16,568         28,040          33,128
                                                         -------        ----------      ---------      ----------

INTEREST EXPENSE:
    Interest on deposits                                   3,613             4,467          7,371           9,131
    Interest on FHLB advances and other borrowings         1,093             1,436          2,156           2,858
                                                         -------        ----------      ---------      ----------
         TOTAL INTEREST EXPENSE                            4,706             5,903          9,527          11,989
                                                         -------        ----------      ---------      ----------
         NET INTEREST INCOME                               9,433            10,665         18,513          21,139
PROVISION FOR LOAN LOSSES                                    785             1,315          1,110           2,825
                                                         -------        ----------      ---------      ----------
    NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES    8,648             9,350         17,403          18,314
NON-INTEREST INCOME:
    Customer service fees                                    619               592          1,175           1,039
    Trust Department fees                                    554               467            990             954
    Loan fees                                                147               185            195             385
    Gain/ (Loss) on sale of securities, net                  317                12          1,157              (8)
    Gain/ (Loss) on sale of loans                            138               -              138             -
    License maintenance and processing fees                1,136             1,093          2,277           2,170
    License sales and other fees                             990               545          1,470             909
    Other  income                                            121               192            181             381
                                                         -------        ----------      ---------      ----------
         TOTAL NON-INTEREST INCOME                         4,022             3,086          7,583           5,830
                                                         -------        ----------      ---------      ----------
OPERATING EXPENSE:
    Salaries and benefits                                  5,962             5,322         11,248          10,850
    Occupancy and equipment                                1,222             1,278          2,603           2,696
    Marketing and advertising                                139               124            242             212
    Data processing                                          239               156            460             346
    Professional services                                    294               306            542             605
    Office supplies                                          155               194            361             377
    Foreclosed real estate and other loans, net              286               757            407           1,240
    Amortization of other intangibles (1)                     51                51            101             102
    Minority interests                                       (38)              (90)          (136)           (257)
    Other expenses                                         1,457             1,046          2,590           2,075
                                                        --------       -----------      ---------      ----------
         TOTAL OPERATING EXPENSE                           9,767             9,144         18,418          18,246
                                                        --------       -----------      ---------      ----------
         INCOME BEFORE TAXES                               2,903             3,292          6,568           5,898
    Provision for income taxes (1)                           765             1,070          2,608           1,918
                                                        --------       -----------      ---------      ----------
         NET INCOME                                     $  2,138        $    2,222      $   3,960      $    3,980
                                                        ========       ===========      =========      ==========
Earnings per share:
    Basic                                               $   0.40        $     0.41      $    0.74      $     0.72
    Diluted                                             $   0.38        $     0.38      $    0.69      $     0.67
Weighted average shares outstanding:
    Basic                                                  5,291             5,455          5,355           5,497
    Diluted                                                5,687             5,906          5,733           5,935

(1)  For the quarter and six months ended June 30, 2002, the information reflects the adoption of SFAS 147. The impact for the quarter, and every quarter in 2002, resulted in a decrease of $124,000 in amortization expense, and an increase of $42,000 in the provision for income taxes.




                               BERKSHIRE HILLS BANCORP, INC AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENTS OF INCOME
--------------------------------------------------------------------------------------------------
                                                                  Unaudited

                                                               Quarters Ended
                                             -----------------------------------------------------
                                             June 30,    Mar. 31,   Dec. 31,  Sept. 30,  June 30,
                                               2003        2003      2002       2002       2002
--------------------------------------------------------------------------------------------------
                                                   (In thousands, except per share data)

INTEREST AND DIVIDEND INCOME:
    Residential mortgage                     $ 4,564      $ 4,030    $ 3,896   $ 3,969    $ 3,975
    Commercial real estate                     2,627        2,607      2,521     2,411      2,296
    Commercial                                 2,474        2,544      2,559     2,820      2,905
    Indirect auto loans                        1,836        1,920      2,686     4,365      4,625
    Other consumer                               859          880        967       986        973
                                             -----------------------------------------------------
        Total interest on loans               12,360       11,981     12,629    14,551     14,774
    Securities                                 1,706        1,770      1,721     1,711      1,583
    Federal Home Loan Bank                        59           66         70        68         63
    Short-term investments                        14           84        129       121        148
                                             -----------------------------------------------------
        Total interest and dividend income    14,139       13,901     14,549    16,451     16,568
INTEREST EXPENSE:
    Deposits                                   3,613        3,758      4,221     4,425      4,467
    Borrowings                                 1,093        1,063      1,326     1,467      1,436
                                             -----------------------------------------------------
         Total interest expense                4,706        4,821      5,547     5,892      5,903
                                             -----------------------------------------------------
         Net interest income                   9,433        9,080      9,002    10,559     10,665
Provision for loan losses                        785          325      2,305     1,050      1,315
                                             -----------------------------------------------------
    Net interest income after provision for
     loan losses                               8,648        8,755      6,697     9,509      9,350
                                             -----------------------------------------------------
NON-INTEREST INCOME:
    Customer service fees                        619          556        567       557        662
    Trust Department fees                        554          436        431       411        467
    Loan fees                                    147           48         46        79        115
    Net security gains(losses)                   317          840     14,507      (29)         12
    License maintenance and sales fees         2,126        1,621      1,739     2,173      1,638
    Net loan sales gains(losses)                 138          -      (10,702)      -          -
    Loss on impairment of other assets           -            -       (1,262)      -          -
    Penalty on prepayment of borrowings          -            -       (1,067)      -          -
    Other non-interest income                    121           60         69        69        192
                                             -----------------------------------------------------
         Total non-interest income             4,022        3,561      4,328     3,260      3,086
                                             -----------------------------------------------------
NON-INTEREST EXPENSE:
    Salaries and benefits                      5,962        5,286     12,227     5,411      5,322
    Occupancy and equipment                    1,222        1,381      1,356     1,236      1,278
    Professional and outside service fees        294          248        442       337        306
    Marketing and advertising                    139          103        259       177        124
    Data processing                              239          221        264       148        156
    REO and other loan expenses                  286          121      1,429       581        757
    Amortization of other intangibles             51           51         51        51         51
    Interest from disallowance of REIT           (15)          44        -         -          -
    Other non-interest expense                 1,589        1,196      1,717     1,379      1,150
                                             ------------------------------------------------------
         Total non-interest expense            9,767        8,651     17,745     9,320      9,144
                                             ------------------------------------------------------
         Income before income tax expense      2,903        3,665     (6,720)    3,449      3,292
Income tax resulting from REIT disallowance     (244)         487        -         -          -

Provision for income taxes                     1,009         1,356    (2,513)     1,123      1,070
                                             ---------- ------------------------------- ----------
         NET INCOME                          $ 2,138      $  1,822   $(4,207)  $  2,326   $  2,222
                                             ---------- ------------------------------- ----------
Basic earnings per share                     $  0.40      $   0.34   $ (0.78)     $0.43   $   0.41
Diluted earnings per share                   $  0.38      $   0.32   $ (0.78)     $0.40   $   0.38
                                             ---------- ------------------------------- ----------
Average shares:
Basic                                          5,291         5,357     5,370     5,378       5,455
Diluted                                        5,687         5,731     5,370     5,850       5,906




                               BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                             NON-PERFORMING ASSETS
----------------------------------------------------------------------------------------------------------------------
                                                                                      Unaudited

                                                                                         At
                                                         -------------------------------------------------------------
                                                          June 30,     Mar. 31,     Dec. 31,    Sept. 30,   June 30,
                                                            2003         2003         2002        2002        2002
----------------------------------------------------------------------------------------------------------------------
                                                                                 (In thousands)
Non-accrual loans:
    Residential mortgage                                   $   213      $   220      $   230      $  166     $  169
    Commercial real estate                                     165          167          -           -           60
    Commercial                                               2,490        2,641        2,850       1,490      1,612
    Indirect automobile loans                                  710          706          593         759        448
    Other consumer                                              10          148           68          99         95
                                                           -----------------------------------------------------------
        Total non-accrual loans                            $ 3,588      $ 3,882      $ 3,741      $2,514     $2,384
Real estate owned ("REO"), net of allowance for losses         -            -          1,500       2,000      2,000
        Total non-performing assets                        $ 3,588      $ 3,882      $ 5,241      $4,514     $4,384
Non-performing loans as a percentage of total loans           0.44%        0.49%        0.52%       0.32%      0.30%
Non-performing assets as a percentage of total loans
   and REO                                                    0.44%        0.49%        0.72%       0.57%      0.55%
Allowance for loan losses as a percentage of
   non-performing loans                                     286.57%      266.59%      275.54%     424.66%    460.01%
Allowance for loan losses as a percentage of tota1 loans      1.25%        1.31%        1.43%       1.36%      1.37%
Net charge-offs as a percentage of total loans                0.10%        0.04%        0.37%       0.17%      0.14%
-----------------------------------------------------------------------------------------------------------------------
                                                                                   Quarters Ended
                                                          -------------------------------------------------------------
                                                          June 30,      Mar. 31,     Dec. 31,    Sept. 30,   June 30,
PROVISION AND ALLOWANCE FOR LOAN LOSSES                     2003          2003         2002         2002       2002
-----------------------------------------------------------------------------------------------------------------------

Balance at beginning of period                             $10,349      $ 10,308     $10,676      $10,962    $10,759
Charge-offs                                                 (1,164)       (1,111)     (3,174)      (1,840)    (1,925)
Recoveries                                                     312           827         501          504        813
                                                          -------------------------------------------------------------
    Net loan charge-offs                                      (852)         (284)     (2,673)      (1,336)    (1,112)
Provision for loan losses                                      785           325       2,305        1,050      1,315
                                                          -------------------------------------------------------------
Balance at end of period                                   $10,282      $ 10,349     $10,308      $10,676    $10,962
-----------------------------------------------------------------------------------------------------------------------
                                                                                   Quarters Ended
                                                          -------------------------------------------------------------
                                                             June 30,     Mar. 31,    Dec. 31,    Sept. 30,   June 30,
NET LOAN (CHARGE-OFFS) RECOVERIES                             2003          2003        2002        2002        2002
-----------------------------------------------------------------------------------------------------------------------
Residential mortgage                                       $   -        $    -       $   -        $     -    $   -
Commercial real estate                                         -             -           -           (150)       -
Commercial loans                                               (26)          399        (196)          18        (80)
Consumer loans (1)                                            (826)         (683)     (2,477)      (1,204)    (1,032)
                                                          -------------------------------------------------------------
         Total                                             $  (852)     $   (284)    $(2,673)     $(1,336)   $(1,112)
-----------------------------------------------------------------------------------------------------------------------

(1) Consists primarily of automobile loans




                             BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                         SELECTED FINANCIAL RATIOS
----------------------------------------------------------------------------------------------------------
                                                                             Unaudited
                                                                  At or for the three months ended
                                                        June      March       Dec       Sept        June
                                                        2003      2003        2002      2002        2002
                                                        ----      -----       ----      ----        ----
                                                             (In thousands, except per share data)

Performance Ratios (1):
  Return (loss)on average assets                           0.80%     0.70%      -1.47%     0.88%      0.85%
  Return (loss)on average stockholders' equity             7.16%     6.06%     -12.09%     6.76%      6.39%
  Return (loss)on average tangible stockholders' equity    7.85%     6.33%     -13.14%     7.31%      6.92%
  equity
  Net interest margin  (2)                                 3.73%     3.67%       3.89%     4.21%      4.36%
  Noninterest income to average assets (3)                 1.50%     1.04%       1.06%     1.24%      1.18%
  Noninterest expense to average  assets (4)               3.35%     3.31%       3.85%     3.52%      3.50%
  Average earning assets to average assets                95.09%    94.67%      94.88%    94.90%     93.63%
  Efficiency ratio  (3)  (4)                              68.25%    73.31%      87.27%    68.20%     67.46%
Asset Quality Ratios  (5):
  Non-performing loans                                  $ 3,588   $  3,882    $ 3,741    $ 2,514    $ 2,384
  Foreclosed real estate                                $    -    $   -       $ 1,500    $ 2,000    $ 2,000
  Non-performing assets                                 $ 3,588   $  3,882    $ 5,241    $ 4,514    $ 4,384
  Net charged-off loans to total loans                     0.10%      0.04%      0.37%      0.17%      0.14%
  Nonperforming loans to total loans                       0.44%      0.49%      0.52%      0.32%      0.30%
  Nonperforming assets to total loans and REO              0.44%      0.49%      0.72%      0.57%      0.55%
  Nonperforming assets to total assets                     0.32%      0.37%      0.50%      0.42%      0.42%
  Allowance for loan losses to non-performing loans      286.57%    266.59%    275.54%    424.66%    460.01%
  Allowance for loan losses to total loans                 1.25%      1.31%      1.43%      1.36%      1.37%
Capital ratios  (5 )
  Stockholders' equity to total assets                    10.57%     11.20%     11.53%     12.48%     12.96%
  Tier I capital to average adjusted assets                9.66%     10.00%     10.30%     10.82%     10.49%
  Tier I capital to risk weighted assets                  12.06%     13.02%     13.45%     12.97%     12.73%
  Total capital to risk weighted assets                   13.75%     14.67%     15.19%     15.32%     15.38%
Other data (5)
  Book value per share                                  $ 20.14   $  19.80    $  19.71   $ 21.78    $ 22.00
  Tangible book value per share                         $ 18.38   $  18.07    $  18.00   $ 20.08    $ 20.29
  Stock price:
  High                                                  $ 28.40   $  24.00    $  25.25   $ 27.25    $ 26.20
  Low                                                   $ 23.10   $  21.86    $  22.94   $ 20.99    $ 21.98
Close                                                   $ 28.40   $  23.00    $  23.55   $ 23.50    $ 26.20

(1)  Ratios are annualized for each of the quarters
(2) Adjusted for impact of the forfeiture of $758,000 in interest income upon the sale of subprime automobile loans in December 2002
(3) Excludes net securities gains/losses, and, excludes charges related to the sale of subprime auto loans and other restructuring charges in fourth quarter of 2002
(4) Excludes retirement benefit charges in second quarter of 2003 and severance costs and other management restructing charges in fourth quarter of 2002


                                                           BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                                        AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS (1)
                                                                              Unaudited
                                                                            Quarters ended

                                             June 30, 2003                  Mar. 31, 2003                    June 30, 2002
                                   ---------------------------------------------------------------------------------------------
                                      Average              Yield/     Average             Yield/     Average              Yield/
                                      Balance   Interest    Rate      Balance    Interest  Rate      Balance    Interest   Rate
--------------------------------------------------------------------------------------------------------------------------------
                                                                            (In thousands)

Earning assets:
Short-term investments             $    2,834   $    14    1.98%   $   22,799   $    84   1.47%   $   27,203  $    148   2.18%
Securities (2)                        186,975     1,705    3.65%      209,232     1,769   3.38%      151,332     1,581   4.18%
Federal Home Loan Bank                  7,496        60    3.20%        7,440        66   3.55%        7,303        65   3.56%
Loans:
  Residential mortgage                324,366     4,564    5.63%      265,884     4,031   6.06%      229,632     3,975   6.92%
  Commercial real estate              164,997     2,627    6.37%      160,907     2,607   6.48%      129,956     2,182   6.72%
  Commercial                          171,007     2,474    5.79%      168,246     2,544   6.05%      176,892     2,905   6.57%
  Indirect auto loans                  93,772     1,836    7.83%       94,953     1,920   8.09%      198,652     4,625   9.31%
  Other consumer                       60,316       859    5.70%       59,769       880   5.89%       57,565     1,087   7.55%
                                   --------------------            --------------------           --------------------
    Total loans                       814,458    12,360    6.07%      749,759    11,982   6.39%      792,697    14,774   7.46%
                                   --------------------            --------------------           --------------------
    Total earning assets            1,011,763    14,139    5.59%      989,230    13,901   5.62%      978,535    16,568   6.77%
Other assets                           60,165                          55,681                         66,318
                                   ----------                      ----------                     ----------
    Total assets                   $1,071,928                      $1,044,911                     $1,044,853
                                   ==========                      ==========                     ==========
Funding liabilities:
Deposits:
  Non-interest-bearing deposits    $   86,299                      $   86,304                     $   80,573
  Savings, NOW and money market       385,992       964    1.00%      364,525       924   1.01%      357,146     1,372   1.54%
                                   --------------------            --------------------           --------------------
    Total core deposits               472,291       964    0.82%      450,829       924   0.82%      437,719     1,372   1.25%
    Certificates of deposits          332,879     2,649    3.18%      335,173     2,834   3.38%      315,781     3,095   3.92%
                                   --------------------            --------------------           --------------------
    Total deposits                    805,170     3,613    1.79%      786,002     3,758   1.91%      753,500     4,467   2.37%
                                   --------------------            --------------------           --------------------
Borrowings:
  Federal Home Loan Bank advances     136,685     1,093    3.20%      131,124     1,062   3.24%      139,884     1,430   4.09%
  Repurchase Agreements                  -          -       -             356         1   1.12%        1,364         6   1.76%
                                   --------------------            --------------------           --------------------
    Total borrowings                  136,685     1,093    3.20%      131,480     1,063   3.23%      141,248     1,436   4.07%
                                   --------------------            --------------------           --------------------
    Total funding liabilities         941,855     4,706    2.00%      917,482     4,821   2.10%      894,748     5,903   2.64%
Other liabilities                       8,376                           4,773                         10,434
                                   ----------                      ----------                     ----------
    Total liabilities                 950,231                         922,255                        905,182
Minority Interest                       2,339                           2,418                          2,877
Stockholders' Equity                  119,358                         120,238                        136,794
                                   ----------                      ----------                     ----------
    Total liabilities and equity   $1,071,928                      $1,044,911                     $1,044,853
                                   ==========                      ==========                     ==========
Net interest income/spread                      $ 9,433    3.59%                $ 9,080   3.52%               $ 10,665   4.13%
                                                =======                         =======                       ========

Net interest margin                                        3.73%                          3.67%                          4.36%

(1) Average yields earned and rates paid are annualized.
(2) Average balances and yields for securities available for sale are based on amortized cost.
